                                  LEASE AGREEMENT

                                      BETWEEN

                          WATERFRONT TOWER PARTNERS, L.P.
                                   AS "LANDLORD"

                                        AND

                        SERENA SOFTWARE INTERNATIONAL, INC.
                                     AS "TENANT"

                                 TABLE OF CONTENTS

SECTION                                                                    PAGE
1.   PREMISES; PROJECT; COMMON AREAS.                                      4
     1.1   Premises.                                                       4
     1.2   Project.                                                        4
     1.3   Common Areas.                                                   4

2.   TERM; POSSESSION                                                      4
     2.1   Term.                                                           4
     2.2   Delivery of Possession.                                         5
     2.3   Early Entry.                                                    5

3.   RENT.                                                                 5
     3.1   Base Rent                                                       5
     3.2   Additional Rent: Increases in Operating Costs and Taxes         5
           (a) Definitions                                                 5
           (b) Additional Rent                                             7
     3.3   Parking Rent.                                                   8
     3.4   Payment of Rent                                                 9

4.   SECURITY DEPOSIT                                                      9

5.   USE AND COMPLIANCE WITH LAWS                                          9
     5.1   Use                                                             9
     5.2   Hazardous Materials                                             10
           (a) Definitions                                                 10
           (b) Tenant's Covenants                                          10
           (c) Compliance                                                  11
           (d) Landlord's Rights                                           11
           (e) Tenant's Indemnification                                    11

6.   ALTERATIONS                                                           12
     6.1   Restrictions on Tenant's Alterations.                           12
     6.2   Plans and Permits.                                              12
     6.3   Liens.                                                          12
     6.4   Trade Fixtures.                                                 13
     6.5   Signs.                                                          13

7.   MAINTENANCE AND REPAIRS                                               13
     7.1   Tenant's Obligations                                            13
     7.2   Landlord's Obligations.                                         13
     7.3   Alteration Rights Reserved to Landlord.                         14

                                         i

8.   TENANTS TAXES                                                         14

9.   UTILITIES AND SERVICES                                                15
     9.1   Description of Services                                         15
     9.2   Payment for Additional Utilities and Services                   15
     9.3   Interruption of Services                                        15

10.  EXCULPATION AND INDEMNIFICATION                                       16
     10.1  Exculpation of Landlord                                         16
     10.2  Indemnification of Landlord                                     17
     10.3  Survival of Obligations.                                        17

11.  INSURANCE                                                             17
     11.1  Tenant's Insurance                                              17
           (a) Liability Insurance                                         17
           (b) Personal Property Insurance                                 18
           (c) Workmen's Compensation Insurance                            18
           (d) Business Interruption/Extra Expense Insurance               18
           (e) Other Coverage                                              18
           (f) Insurance Criteria                                          18
           (g) Increase in Amount of Insurance                             18
           (h) Insurance Provisions                                        18
           (i) Evidence of Coverage                                        19
     11.2  Landlord's Insurance                                            19
     11.3  Waiver of Subrogation                                           19

12.  DAMAGE OR DESTRUCTION                                                 19
     12.1  Landlord's Duty to Repair                                       19
     12.2  Landlord's                                                      20
     12.3  Tenant's Right to Terminate                                     20
     12.4  Waiver                                                          20

13.  CONDEMNATION                                                          21
     13.1  Definitions                                                     21
     13.2  Effect on Lease                                                 21
     13.3  Restoration                                                     21
     13.4  Abatement and Reduction of Rent                                 22
     13.5  Awards                                                          22
     13.6  Waiver                                                          22

14.  ASSIGNMENT AND SUBLETTING                                             22
     14.1  Landlord's Consent Required                                     23
     14.2  Procedure for Obtaining Consent                                 23
     14.3  Excess Consideration                                            23

                                         ii

     14.4  No Release Of Tenant                                            24
     14.5  Expenses and Attorney's Fees                                    24
     14.6  Effectiveness of Transfer                                       24
     14.7  Landlord's Right to Space                                       24
     14.8  Assignment of Sublease Rents                                    24
     14.9  Assignment and Subletting of Parking Spaces                     24

15.  DEFAULT AND REMEDIES                                                  25
     15.1  Events of Default                                               25
     15.2  Remedies                                                        26

16.  LATE CHARGE AND INTEREST                                              27
     16.1  Late Charge                                                     27
     16.2  Interest                                                        27

17.  WAIVER                                                                27

18.  ENTRY, INSPECTION AND CLOSURE                                         27

19.  SURRENDER AND HOLDING OVER                                            28
     19.1  Surrender                                                       28
     19.2  Holding Over                                                    28

20.  ENCUMBRANCES                                                          29
     20.1  Subordination                                                   29
     20.2  Mortgagee Protection                                            29
     20.3  Lease Modifications                                             29

21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS                        29
     21.1  Estoppel Certificates.                                          29
     21.2  Financial Statements                                            30

22.  NOTICES                                                               31

23.  ATTORNEYS' FEES                                                       31
     23.1  Disputes between Landlord and Tenant                            31
     23.2  Other Litigation                                                31

24.  QUIET POSSESSION                                                      31

25.  SECURITY MEASURES.                                                    31

26.  FORCE MAJEURE                                                         32

27.  RULES AND REGULATIONS.                                                32

                                        iii

28.  LANDLORD'S LIABILITY                                                  32

29.  CONSENTS AND APPROVALS.                                               32
     29.1  Determination in Good Faith                                     32
     29.2  No Liability Imposed on Landlord                                33

30.  BROKERS                                                               33

31.  RELOCATION OF PREMISES.                                               33

32.  ENTIRE AGREEMENT                                                      34

33.  PARKING RULES                                                         34

34.  GENERAL                                                               34
     34.1  Captions                                                        34
     34.2  Executed Copy                                                   34
     34.3  Time.                                                           34
     34.4  Severability.                                                   35
     34.5  Choice of Law.                                                  35
     34.6  Gender; Singular; Plural.                                       35
     34.7  Binding Effect.                                                 35
     34.8  Waiver.                                                         35
     34.9  Exhibits.                                                       35

35.  AUTHORITY                                                             35

36.  OPTION FOR EXTENSION (RENEWAL) OF LEASE TERM                          50

37.  EXPANSION SPACE                                                       52

38.  VALIDITY OF LEASE                                                     54

39.  MODIFICATIONS                                                         54

40.  TENANT REPRESENTATIONS REGARDING ALTERNATIONS                         54a

                                         iv

                               BASIC LEASE INFORMATION

LEASE DATE:                   For identification purposes only, the date of this
                              Lease is MAY 18, 1998.

LANDLORD:                     Waterfront Tower Partners, L.P., a California limited
                              partnership

TENANT: SERENA Software International, Inc., a California corporation

PROJECT:                      Waterfront Plaza

BUILDING:                     500 Airport Blvd., Burlingame, California 94010

RENTABLE AREA OF BUILDING:    99,452 square feet

PREMISES:                     Floor: THIRD
                              Suite Number: 300
                              Rentable area: 3,360 square feet ("RSF")

TERM:                         54 Months and 23 Days

SCHEDULED COMMENCEMENT

DATE:                         JUNE 8, 1998

EXPIRATION DATE:              December 31, 2002

OPTION FOR EXTENSION

(RENEWAL) OF LEASE TERM:      One Period of 60 months

BASE RENT:                    June 8, 1998 to June 30, 1998: Seven Thousand Four
                              Hundred Seventy Dollars ($7,470.00)

                              Year 1*:$2.90 per rsf, or One Hundred Sixteen Thousand Nine
                              Hundred Twenty-Eight and 00/100 Dollars ($116,928.00)

                              Year 2:$3.00 per rsf, or One Hundred Twenty Thousand Nine
                              Hundred Sixty and 00/100 Dollars ($120,960.00)

                              Year 3:$3.10 per rsf, or One Hundred Twenty-Four Thousand
                              Nine Hundred Ninety-Two and 00/100 Dollars ($124,992.00)

                              Year 4:$3.20 per rsf, or One Hundred Twenty-Nine Thousand
                              Twenty-Four and 00/100 Dollars ($129,024.00)

                              Year 5:$3.30 per rsf, or Sixty-Six Thousand Five Hundred
                              Twenty-Eight and 00/100 Dollars ($66,528.00)**

                              * Commencing July 1, 1998

                              **Six (6) months @ Eleven Thousand Eighty-Eight and 00/100
                              Dollars ($11,088.00) per month.

                                         1

BASE YEAR:                    The calendar year 1998, reset to the calendar year of
                              Extension Commencement Date

TENANT'S SHARE:               3.34% (rsf/Rentable Area of Building; adjusted and increased proportionately to include any Expansion Space leased to
                              Tenant)

SECURITY DEPOSIT:             Eleven Thousand Eighty-Eight and 00/100 Dollars ($11,088.00)

PARKING SPACES:
SUBTERRANEAN:                 None at $ 30.00 per month

LANDLORD'S ADDRESS FOR
PAYMENT OF RENT:              Waterfront Tower Partners, L.P.
                              c/o Rear Gear
                              891-108 Laurelwood Rd.
                              Santa Clara, CA 95054

BUSINESS HOURS:               8:00 a.m. to 6:00 p.m. Monday through Friday excluding
                              national Holidays

STANDARD ELECTRICAL USAGE:    1.20 kilowatt-hours per rentable square foot per month

LANDLORD'S ADDRESS FOR

NOTICES:                      Waterfront Tower Partners, L.P.
                              c/o Rear Gear
                              891-108 Laurelwood Rd.
                              Santa Clara, CA 95054

TENANT'S ADDRESS FOR

NOTICES:                      SERENA SOFTWARE INTERNATIONAL, INC.
                              ATTN: LEGAL DEPARTMENT
                              500 AIRPORT BLVD.. SUITE 200
                              BURLINGAME, CA 94010

BROKER:                       INVESTORS MORTGAGE & REALTY CORP.


GUARANTOR(S):                 NONE

PROPERTY MANAGER:             ANGELO ORPHAN, PENINSULA OFFICE MANAGEMENT, INC.

ADDITIONAL PROVISIONS:

          EXHIBITS:
          ---------
          Exhibit A:*    The Premises
          Exhibit B:     Construction Rider (Intentionally Omitted, Pages 38-41, Not
                         Applicable)
          Exhibit C:     Commencement Date Memorandum
          Exhibit C.1:   Commencement Date Memorandum for Expansion Space
          Exhibit D:     Building Rules
          Exhibit E:     Parking Rules and Regulations
          Exhibit F:     Additional Provisions
          Exhibit G:     Fourth Amendment to Lease Dated August 15, 1994 between
                         Landlord and Tenant

          Exhibit H:**   Space Layout for Extension of Lease Term on and Dividing 22,320
                         Square Feet Leased by Tenant into two Expiration Dates of
                         December 31, 2001 and December 31, 2002

* Pages 37 - 37a.
** Pages 58-60.

The Basis Lease Information set forth above is incorporated into and made a part of the Lease and capitalized terms shall be defined terms in the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

          IN WITNESS WHEREOF, the Landlord and Tenant described above have executed this set of Basic Lease Information as of the Lease Date set forth above.

LANDLORD:                               TENANT:

WATERFRONT TOWER PARTNERS, L.P.,        A SERENA SOFTWARE INTERNATIONAL, INC.,
California limited partnership,         a California corporation,

                                        /s/ Richard A. Doen

By: Peninsula Office Management, Inc.,  By:
a California Corporation, General          ------------------------
   Partner                              Its: CEO; President


/s/ Angelo Orphan
By:
    ------------------------------
    Angelo Orphan, President

                                         3

                                  LEASE AGREEMENT

          THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("LANDLORD"), and the Tenant identified in the Basic Lease Information ("TENANT"). Landlord and Tenant hereby agree as follows:

1.        PREMISES; PROJECT; COMMON AREAS.

          1.1 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information (the "PREMISES") in the Building identified in the Basic Lease Information (the "BUILDING"). The approximate configuration and location of the Premises is shown on EXHIBIT A. Landlord and Tenant agree that the rentable area of the Premises (the "RENTABLE AREA") for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information.

          1.2 PROJECT. The Project identified in the Basic Lease Information (the "PROJECT") includes the Building, the parking facilities serving the Building (the "PARKING FACILITY"), and the parcel(s) of Land on which the Building and the Parking Facility are situated (the "LAND"). The Building, the Parking Facility and the Land are sometimes collectively referred to in this Lease as the "PROPERTY."

          1.3 COMMON AREAS. For the purposes of this Lease the "COMMON AREAS" shall be all areas and facilities appurtenant to the Building provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Building, including, without limitation, lobbies, interior hallways, entrances, stairways, elevators, designated parking areas, sidewalks, driveways, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by landlord governing the use of the Common Areas. Landlord shall at all times have exclusive control of the Common Areas and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of tenants who use the Common Areas in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration or location of the Common Areas. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business.

2.        TERM; POSSESSION.

          2.1 TERM. The term of this Lease (the "TERM") shall commence on the Commencement Date described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "EXPIRATION DATE"). The "COMMENCEMENT DATE" shall be the Scheduled Commencement Date set forth in the Basic Lease Information (the "SCHEDULED COMMENCEMENT DATE"). When the Commencement Date has been established, Landlord and Tenant shall confirm the Commencement Date and Expiration Date in writing in the "COMMENCEMENT DATE MEMORANDUM" attached as EXHIBIT C. As used in this Lease, the first "LEASE YEAR" shall be the period from (and including) the Commencement Date through (and including) the last day of the calendar month in which the first anniversary of the Commencement Date falls, and each period of twelve full consecutive calendar months thereafter shall be a subsequent Lease Year.

          2.2 DELIVERY OF POSSESSION. If Landlord is unable to deliver possession of the Premises to Tenant on the Scheduled Commencement Date, Landlord shall not be subject to liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant. In such case, Tenant shall not be obligated to pay rent or perform any other obligations of Tenant under this Lease, except as may otherwise be provided for herein, until possession of the Premises is tendered to Tenant; provided, however, if Landlord has not delivered possession of the Premises within ninety (90) days from the Scheduled Commencement Date, subject to force majeure and any Tenant Delays, Tenant may, at Tenant's option with notice in writing to Landlord within ten (10) day thereafter, cancel this Lease. If such notice is not received by Landlord within such ten (10) day period, Tenant's right to cancel this Lease shall terminate and be of no further force and effect.

          2.3 EARLY ENTRY. If Tenant is permitted to occupy the Premises prior to the Commencement Date for the purpose of fixturing or any other purpose permitted by Landlord, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of any Base Rent or Additional Rent which shall commence on the Commencement Date. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry license agreement containing such conditions prior to Tenant's early entry.

3.        RENT.

          3.1 BASE RENT. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

          3.2  ADDITIONAL RENT: INCREASES IN OPERATING COSTS AND TAXES.

               (a)  DEFINITIONS.

                    (1) "BASE OPERATING COSTS" means Operating Costs for the calendar year specified as the "BASE YEAR" in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

                    (2) "BASE TAXES" means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

                    (3) "OPERATING COSTS" means all costs of managing, operating, maintaining and repairing the Property, computed on an accrual basis, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including but not limited to maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services which are not separately metered to Premises (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for all persons who perform duties in connection with the operation, maintenance and repair of the Property; (D) all supplies and materials used in the operation, repair, replacement and maintenance of the Building and Common Areas; (E) property (including coverage for earthquake and flood if required to be carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance; (F) licenses, permits and inspections; (G) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "LAWS"); (H) amortization of capital improvements required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (I) an office in the Building for the management of the Project, including expenses of furnishing and equipping such office only once every five years and the rental value of any space, not to exceed Six Hundred Eighty-Four (684) rentable square feet, occupied for such purposes; (J) property management fees for the Property (if such fees are charged by the Landlord or any of its affiliated or associated entity, then such fees shall not exceed property management fees which would be charged by a professional property management entity for managing projects in the Project's vicinity that are comparable to the Project; (K) accounting, legal and other professional services incurred in connection with the operation of the Project and the calculation of Operating Costs and Taxes;
(L) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (M) contesting the validity or applicability of any Laws that may affect the Property; (N) the Building's share of any shared or common area maintenance fees and expenses; and (O) any other expense or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property.

          Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made;
(iii) interest and principal payments on loans or indebtedness secured by the Project; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; and
(viii) fines or penalties incurred due to Landlord's violation of any Law.

                    (4) "TAXES" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as "TENANT'S TAXES" (as defined in Section 8), shall be excluded from Taxes.

                    (5) "TENANT'S SHARE" means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant's leasing of additional space hereunder or for any other reason, Tenant's Share shall be adjusted accordingly.

               (b)  ADDITIONAL RENT.

                    (1) Tenant shall pay Landlord as "ADDITIONAL RENT" for each calendar year or portion thereof during the Term, Tenant's Share of the sum of (x) the amount (if any) by which Operating Costs for the period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

                    (2) Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year, will vary From Landlord's prior estimate, Landlord may revise the estimate for such year and notify Tenant only once during the July month of such year of the revised estimate (and Additional Rent shall thereafter be payable based on the revised estimate).

                    (3) As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within thirty (30) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. If the parties are unable to resolve such dispute in good faith within thirty (30) days, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

                    (4) If Tenant's Additional Rent as finally determined for the year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for the year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof. If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be adjusted accordingly. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

          3.3 PARKING RENT. In addition to Base Rent and Additional Rent, Tenant shall pay to Landlord the monthly parking rent (the "PARKING RENT"), if any, identified in the Basic Lease Information. Such Parking Rent shall be payable, without prior notice or demand, on the first day of each and every calendar month during the Term. Parking Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

          3.4 PAYMENT OF RENT. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest shall constitute rent (collectively, "RENT") and shall be payable and recoverable as Rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of the Lease shall be payable within five (5) days after notice from Landlord of the amount due. All Rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent, as set forth in the Basic Lease Information or to such other person or at such other place as Landlord may from time to time designate.

4.        SECURITY DEPOSIT.

          On execution of this Lease, Tenant shall deposit with Landlord the sum (the "SECURITY DEPOSIT") set forth in the Basic Lease Information, in cash, as security for the performance of Tenants obligations under this Lease. Upon the Tenant leasing additional office space in the Building, the Security Deposit shall be increased by an amount equal to one month of the Tenant's Base Rent for the last month of the last year of Tenant's lease term for the additional space. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event, Tenant shall immediately pay to Landlord an amount sufficient to replenish the Security Deposit to the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord within thirty (30) days shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds, and Landlord shall not be required to pay interest on the Security Deposit to Tenant.

5.        USE AND COMPLIANCE WITH LAWS.

          5.1 USE. The Premises shall be used for general business office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the Building Rules (as defined in Section
27). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities (except for only the Tenant conducting training sessions in Tenant's conference room up to five (5) days per week with no more than fifteen (15) persons per training session provided such training session(s) shall: (i) not overload the Parking accommodations of the Project, and (ii) shall be in compliance with the terms and conditions of this Lease), practice of medicine or any of the healing arts, providing social services, or for any governmental use (including embassy or consulate use). Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("BUILDING SYSTEMS"), or jeopardize the structural integrity of the Building, the Property or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect (directly, or indirectly through use of intermediate devices, electrified strip molding, or otherwise) to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

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

          5.2  HAZARDOUS MATERIALS.

               (a)  DEFINITIONS.

                    (1) "HAZARDOUS MATERIALS" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including, for example only, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section6901 et seq.; (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation; or (C) that is governed or regulated by, or requires investigation, remediation or special handling under, the California Medical Waste Management Act at California Health and Safety Code Section 117600 et seq.

                    (2) "ENVIRONMENTAL REQUIREMENTS" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                    (3) "HANDLED BY TENANT" and "HANDLING BY TENANT" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "REPRESENTATIVES") or its guests, customers, invitees, or visitors (collectively, "VISITORS"), at or about the Premises in connection with or involving Hazardous Materials.

                    (4) "ENVIRONMENTAL LOSSES" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

               (b) TENANT'S COVENANTS. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, or required by Laws for pharmacy activities, such as handling and disposal of used needles, syringes, catheters, tape, gauze, IV bags, bottles, tubing and similar customer-used medical administration devices ("MEDICAL WASTE") but not disposal of surgical, pathological or radiological Medical Waste ("PERMITTED HAZARDOUS MATERIALS"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the

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

Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under subsection (e) below) shall survive the expiration or termination of this Lease.

               (c) COMPLIANCE. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required, with respect to those Hazardous Materials, complying with all closure requirements and postclosure monitoring, and filing all required reports or plans. All Medical Waste regulated by any Laws that is brought to the Premises shall be stored in leak-proof, closeable containers, which containers shall be stored in a specified "dirty storage area" of the Premises that shall be protected from leaks or any other type of contamination of the Premises. Tenant shall never use any of the Building's or Landlord's trash receptacles for disposing of any Medical Waste. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand.

               (d) LANDLORD'S RIGHTS. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant's compliance with the provisions of this Section, and (ii) to perform Tenant's obligations under this section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

               (e) TENANT'S INDEMNIFICATION. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners, shareholders, directors, officers, agents, employees or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

6.        ALTERATIONS.

          6.1 RESTRICTIONS ON TENANT'S ALTERATIONS. Tenant shall not make any alterations, improvements or changes to the Premises (including installation of any security system or telephone or data communication wiring), other than the Tenant Improvements ("ALTERATIONS"), without Landlord's prior written consent which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord shall have the right to withhold consent to any structural Alterations in its sole and absolute discretion. Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense: (a) with due diligence, in a good and workmanlike manner, using new materials; (b) in compliance with plans and specifications approved by Landlord; (c) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (d) in accordance with all applicable Laws (including all work, whether structural or nonstructural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (e) subject to all conditions which Landlord may in Landlord's discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, or the Project, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

          6.2 PLANS AND PERMITS. Before making any Alterations, Tenant shall submit to Landlord, for Landlord's prior written approval, reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

          6.3 LIENS. Tenant shall keep the Premises and the Property free and clear of all liens arising out

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

of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten
(10) business days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2). Tenant shall give Landlord at least ten (10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

          6.4 TRADE FIXTURES. Subject to the provisions of Section 5 and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (collectively "TRADE FIXTURES") in the Premises provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

          6.5 SIGNS. The location, size, design, color and other physical aspects of any Tenant identification sign on the Premises shall be subject to the Landlord's written approval prior to installation, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. No Tenant identification sign is allowed on the exterior walls of the Building or in the Common Areas without the prior approvals or authorizations from municipal authorities, and without the prior written approval from the Landlord before installation; such Landlord approval may be withheld by the Landlord at its sole discretion. The cost of the sign, any approvals or authorizations from municipal authorities, its installation, maintenance and removal costs shall be at Tenant's sole expense. If Tenant fails to maintain its sign, or, if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord shall be payable in accordance with
Section 3.4 hereof.

7.        MAINTENANCE AND REPAIRS

          7.1 TENANT'S OBLIGATIONS. By taking possession of the Premises, Tenant agrees that the Premises are then in a good and tenantable condition. During the Term, Tenant, at Tenant's expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises in reasonably good condition, and keep the Premises in a clean, safe and orderly condition.

          7.2 LANDLORD'S OBLIGATIONS. Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the Common Areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for damage occasioned by Tenant's use of the Premises or the Property or any act or omission of Tenant or Tenant's Representatives or Visitors. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease,

Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allow a tenant to make repairs at its landlord's expense.

          7.3 ALTERATION RIGHTS RESERVED TO LANDLORD. Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease:

               (a) To make alterations, additions, repairs, improvements to or in, or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems, the Parking Facility or any part of the Project;

               (b)  To change the Building's name or street address;

               (c) To install and maintain any and all signs on the exterior and interior of the Building;

               (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of the Common Areas; and

               (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "CONTROLS"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

8.        TENANTS TAXES.

          "TENANT'S TAXES" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("RENTAL TAX"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9.        UTILITIES AND SERVICES.

          9.1 DESCRIPTION OF SERVICES. Landlord shall furnish to the Premises reasonable amounts of electricity, water, heat and air conditioning, and janitorial service. Landlord shall also furnish normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Landlord shall furnish electricity, heat, ventilation and air conditioning during the Business Hours specified in the Basic Lease Information ("BUSINESS HOURS") on weekdays except public holidays ("BUSINESS DAYS"). Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting Fixtures) provide in shall be at Tenant's sole expense.

          9.2  PAYMENT FOR ADDITIONAL UTILITIES AND SERVICES.

               (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

               (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of
(i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications, to the standard air conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

               (c) If Tenant's usage of electricity exceeds the Building's Standard Electrical Usage as set forth in the Basic Lease Information, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord's request but at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation).

          9.3 INTERRUPTION OF SERVICES. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a "SERVICE FAILURE"), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

               (a) Notwithstanding the foregoing, if any Service Failure not caused by Tenant or its Representatives or Visitors directly prevents Tenant from reasonably using a material portion of the Premises, and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that

Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within ten (10) Business Days following the occurrence of the Service Failure or fails thereafter to pursue diligently reasonable action to remedy the Service Failure, the abatement of Rent shall commence on the eleventh (11th) Business Day following the Service Failure and continue for the balance of the period during which Tenant is so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of Rent shall commence no later than the thirty-first (31st) day following the occurrence of the Service Failure and continue for the balance of the period during which Tenant is so prevented from using such portion of the Premises.

               (b) If a Service Failure is caused by Tenant or its Representatives or Visitors, Landlord shall nonetheless remedy the Service Failure at the expense of Tenant pursuant to Landlord's maintenance and repair obligations under Section 7 or Section 12.1, as the case may be, but Tenant shall not be entitled to an abatement of Rent or to terminate this Lease as a result of any such Service Failure.

               (c) Notwithstanding Tenant's entitlement to Rent abatement under the preceding provisions, Tenant shall continue to pay Tenant's then current Rent until such time as Landlord and Tenant agree on the amount of the Rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure.

               (d) Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute "reasonable efforts" by Landlord to remedy the Service Failure.

               (e) Tenant hereby waives the provisions of California Civil Code Section 1932(l) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

10.       EXCULPATION AND INDEMNIFICATION.

          10.1 EXCULPATION OF LANDLORD. Landlord shall not be liable to Tenant for any loss, injury or other damage to any person or property (including Tenant or Tenant's property) in or about the Premises or the Property from any cause, including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or wash stands in, above, or about the Premises or the Property; or acts of other tenants in the Property. Tenant hereby waives all claims against Landlord for such damage and the cost and expense of defending against claims relating to such damage, except that Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("CLAIMS") for such damages, to the extent the same are caused by the willful or grossly negligent acts or omissions of Landlord or its authorized representatives. In no event, however, shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

          10.2 INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, defend and hold Landlord harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises or the Property (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises or the Property during the Term; excepting only such Claims for any accident, injury or damage to the extent they are caused by the grossly negligent or willful acts or omissions of Landlord or its authorized representatives.

          10.3 SURVIVAL OF OBLIGATIONS. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.       INSURANCE.

          11.1 TENANT'S INSURANCE.

               (a) LIABILITY INSURANCE. Tenant shall maintain in full force throughout the Term commercial general liability and property damage insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, automobile, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage with, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits;
(iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; and (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors.

               (b) PERSONAL PROPERTY INSURANCE. Tenant shall at all times maintain in effect with respect to any Alternations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, at a minimum, for "broad form" perils, to the extent of 100% of the full replacement cost of covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord shall have no obligation to carry insurance on any Alternations or on Tenant's Trade Fixtures or personal property.

               (c) WORKMEN'S COMPENSATION INSURANCE. Tenant shall maintain worker's compensation insurance as required by law and employer's liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).

               (d) BUSINESS INTERRUPTION/EXTRA EXPENSE INSURANCE. Tenant shall maintain loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Tenant's property insurance described above but in no event less than One Million Dollars ($1,000,000). Such insurance shall be carried with the same insurer that issues the insurance for the personal property.

               (e) OTHER COVERAGE. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

               (f) INSURANCE CRITERIA. Each policy of insurance required under this Section shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "XIII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be licensed to do business in the State of California. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement affecting the additional insured status, is in full force and effect and that premiums therefore have been paid.

               (g) INCREASE IN AMOUNT OF INSURANCE. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

               (h) INSURANCE PROVISIONS. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provided that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided

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

to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, members, the Property Manager identified in the Basic Lease Information (the "PROPERTY MANAGER"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided the same extent of coverage as provided to Tenant under such policies. All endorsements affecting such additional insured status shall be acceptable to Landlord and shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

               (i) EVIDENCE OF COVERAGE. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to the expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall, at Landlord's request, provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits. Tenant's failure to furnish Landlord with such certificates of insurance shall be deemed a material default under this Lease.

          11.2 LANDLORD'S INSURANCE. During the Term, Landlord shall maintain in effect insurance on the Building against "broad form" perils (to the extent such coverages are available), with responsible insurers, insuring the Building and the Tenant Improvements in an amount equal to at least eighty percent (80%) of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

          11.3 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any right of recovery against the other and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.       DAMAGE OR DESTRUCTION.

          12.1 LANDLORD'S DUTY TO REPAIR.

               (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or an part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2, and 12.3, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations.

               (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent from the date of the casualty through the date of substantial completion of the repair shall be abated with regard to any portion of the Premises that Tenant is directly prevented from using by reason of such damage or its repair. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the property necessitated by such casualty.

          12.2 LANDLORD'S RIGHT TO TERMINATE. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

               (a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

               (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlords funds made available for such purpose, at Landlord's sole option) to make the required repairs;

               (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

               (d) If the fire or other casualty occurs during the last year of the Term. If any of the circumstances described in subparagraphs (a), (b),
(c) or (d) of this Section 12.2 occur or arise, Landlord shall notify Tenant in writing of that fact within one hundred and twenty (120) days after the date of the casualty and in such notice Landlord shall also advice Tenant whether Landlord has elected to terminate this Lease as provided above.

          12.3 TENANT'S RIGHT TO TERMINATE. If all or substantially all of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, then Tenant may elect to terminate this Lease under the following circumstances: (i) where Landlord fails to commence the required repairs within one hundred eighty (180) days after the date of the casualty or (ii) where Landlord fails to complete the required repairs within one (1) year after the end of such one hundred and eighty (180) day period, subject to delay pursuant to Section 26, in which event Tenant may elect to terminate this Lease upon notice to Landlord given within ten (10) days after such one hundred and eighty (180)-day period or such one (1) year period, as the case may be.

          12.4 WAIVER. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 and 12.3.

13.       CONDEMNATION.

          13.1 DEFINITIONS.

               (a) "AWARD" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

               (b) "CONDEMNATION" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("CONDEMNOR"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

               (c) "DATE OF CONDEMNATION" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

          13.2 EFFECT ON LEASE.

               (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the condemnation will be reasonably unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

               (b) If twenty-five percent (25%) or more of the Land or of the Parking Facility or of the floor area in the Building is taken by condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty
(30) days after the Date of Condemnation.

               (c) If all or a portion of the Premises is temporarily taken by Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect, but Tenant's Base Rent and Additional Rent shall be abated with respect to any portion of the Premises that Tenant is prevented from using as a result of such Condemnation as of the Date of Condemnation.

          13.3 RESTORATION. If this lease is not terminated as provided in
Section 13.2, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures or Alterations.

          13.4 ABATEMENT AND REDUCTION OF RENT. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repair necessitated by the Condemnation and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

          13.5 AWARDS. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

          13.6 WAIVER. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.       ASSIGNMENT AND SUBLETTING.

          14.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not do any of the following (in each case, a "TRANSFER") without complying with the provisions of this Section 14: (a) assign, mortgage, pledge, encumber or otherwise transfer in whole or in part this Lease, the term or estate hereby granted, or any interest hereunder; (b) permit the Premises or any part thereof to be occupied or utilized by anyone other than Tenant, Tenant's Visitors, or Tenant's Representatives, (whether as concessionaire, franchisee, licensee, permittee or otherwise); or (c) sublet or offer or advertise for subletting the Premises or any part thereof. Any purported or attempted Transfer without full compliance with the provisions of this Section 14 shall be voidable by Landlord and, at Landlord's election, shall constitute an Event of Default under this Lease. If Tenant is a corporation, each of the following shall be deemed a Transfer of this Lease by Tenant: any dissolution, merger, consolidation or other reorganization of Tenant; the sale or other transfer (in one transaction, or cumulatively) of a controlling percentage of the capital stock of Tenant; and/or the sale of fifty percent (50%) or more (measured by value) of the assets of Tenant. The phrase "controlling percentage" shall mean the ownership of and the right to vote stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the

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

election of directors. The preceding two sentences of this Section shall not, however, apply to corporation, the stock of which is traded through a recognized national stock exchange or "over the counter." If Tenant is a partnership, each of the following shall be deemed a voluntary assignment of this Lease by Tenant: a transfer (in one transaction, or cumulatively) whether voluntary, involuntary, or by operation of law, of fifty percent (50%) or more of the partnership interests; or the dissolution of the partnership. If Tenant consists of more than one person, a purported or attempted assignment (whether voluntary, involuntary, or by operation of law) by one or more of the persons constituting Tenant shall be deemed a Transfer of this Lease by Tenant.

          14.2 PROCEDURE FOR OBTAINING CONSENT.

               (a) If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the subletting of the Premises or any portion thereof or to the assignment of this Lease. At least thirty (30) days, but not more than one hundred twenty (120) days prior to that date (the "TRANSFER DATE") on which Tenant desires the Transfer to be effective, Tenant shall submit in writing to Landlord (i) the name, address and legal composition of the proposed assignee, subtenant, user or other transferee (each a "TRANSFEREE"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other financial and other information concerning the proposed Transferee as Landlord may request; and
(iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within twenty-five (25) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7.

               (b) The parties hereto agree and acknowledge that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Transferee at the Premises, (iii) the Transferee is a governmental agency or unit or an existing tenant in the Building (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) the rental and other consideration payable by the Transferee is less than that currently being paid by tenants under new leases of comparable space in the Building, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Project or increasing the expenses associated with operating, maintaining and repairing the Project. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Building.

          14.3 EXCESS CONSIDERATION. If Landlord consents to the proposed assignment or sublease, Landlord shall be entitled to receive as Additional Rent hereunder, one hundred percent (100%) of all Sublease Profits. "SUBLEASE PROFITS" shall mean any consideration paid by the Transferee for the assignment or sublease and, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space.

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

          14.4 NO RELEASE OF TENANT. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

          14.5 EXPENSES AND ATTORNEY'S FEES. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys' fees) incurred by Landlord which exceeds Five Hundred and 00/100 Dollars ($500.00) in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

          14.6 EFFECTIVENESS OF TRANSFER. Prior to the Transfer Date on which any permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the full, executed Transfer document and Landlord's standard from of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

          14.7 LANDLORD'S RIGHT TO SPACE. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant only in the event that (i) the proposed Transferee is not a wholly owned entity of Tenant, or (ii) the proposed term of the Sublease is equal to the Term of this Lease. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent, Additional Rent and Tenant's Share under this Lease shall be proportionately reduced) on the Transfer Date, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant on any terms and conditions desired by Landlord.

          14.8 ASSIGNMENT OF SUBLEASE RENTS. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

          14.9 ASSIGNMENT AND SUBLETTING OF PARKING SPACES. Notwithstanding the provisions of Section 14 of the Lease, Tenant shall not separately assign its rights to the parking spaces or any interest therein, or sublease the parking spaces to any other person, except with Landlord's prior written consent which may be granted or withheld by Landlord at its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as Additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

15.       DEFAULT AND REMEDIES.

          15.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" by Tenant:

               (a) Tenant fails to make any payment of Rent when due, or any amount required to replenish the Security Deposit as provided in Section 4 if payment in full is not received by Landlord within three (3) days after written notice that it is due.

               (b)  Tenant abandons the Premises and fails timely to pay Rent.

               (c) Tenant fails timely to deliver any subordination agreement provided for in Section 20.1, Lease modification provided for in
Section 20.3 or any estoppel certificate provided for in Section 21.1.

               (d) Tenant fails timely to deliver any certificate of insurance as required in Section 11.1(i).

               (e) Tenant violates any of the restrictions on Transfer and any other provision set forth in Section 14.

               (f) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

               (g) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

               (h) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (g) above, and does not fully cure such failure within ten (10) days after notice to Tenant or, if such failure cannot be cured within such ten (10)-day period, Tenant fails within such ten (10)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within thirty (30) days of such notice; provided, however, that if Landlord, in Landlord's reasonable judgment, determines that such failure cannot or will not be cured by Tenant within such thirty (30) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

          15.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

               (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

               (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

               (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

               (d) Landlord may remove all of Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in the manner and as prescribed by California Civil Code Section 1980 et seq. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to

Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.       LATE CHARGE AND INTEREST.

          16.1 LATE CHARGE. If any payment of Rent is not received by Landlord within five (5) days of the date when due, Tenant shall pay to Landlord on demand an additional amount equal to ten percent (10%) of the overdue payment as a late charge for every month or portion thereof that the Rent remains unpaid. Imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due. Tenant acknowledges that late payment by Tenant to Landlord of Rent due and provided for under this Lease will cause Landlord to incur costs and expenses not contemplated by this Lease, the exact amount of such costs and expenses being extremely impractical or difficult to fix. The parties therefore agree that the late charge provided for herein represents a fair and reasonable estimate of the costs and expenses Landlord will incur by reason of any late payment by the Tenant. In addition, any returned checks will be subject to a $55.00 handling charge.

          16.2 INTEREST. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall, at Landlord's option, bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "INTEREST RATE"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.       WAIVER.

          No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of Rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

18.       ENTRY, INSPECTION AND CLOSURE.

          Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to determine whether the Premises are in good condition, to determine whether Tenant is complying with its obligations under this Lease, to perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, to install or repair improvements for other tenants where access to the Premises is required for such installation or repair, to serve, post or keep posted any notices required or allowed under the provisions of this Lease, to show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or to do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.       SURRENDER AND HOLDING OVER.

          19.1 SURRENDER. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease, Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all of Tenant's personal property, Trade Fixtures and Alterations that Tenant has the right or is required by Landlord to remove under the provisions of this Lease, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have all rights and remedies provided under California Civil Code Section 1980 et seq. or any successor statute. Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building, and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

          19.2 HOLDING OVER. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of Rent after such termination shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the

Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlords damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.       ENCUMBRANCES.

          20.1 SUBORDINATION. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("ENCUMBRANCE"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the non-disturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth in this Lease.

          20.2 MORTGAGEE PROTECTION. Tenant agrees to give any holder of any Encumbrance covering any part of the Property ("MORTGAGEE"), by registered or certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

          20.3 LEASE MODIFICATIONS. If, in connection with the financing or refinancing of the Property or any portion thereof, any Mortgagee or proposed Mortgagee shall request reasonable modifications to this Lease as a condition to financing or refinancing, Tenant shall not withhold, delay or defer its consent thereto, provided such modifications do not have a material adverse effect on Tenant's rights hereunder.

21.       ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

          21.1 ESTOPPEL CERTIFICATES. From time to time during the Lease Term, in each case no later than ten (10) days after being given a written demand by Landlord, Tenant shall execute, acknowledge and deliver to the Landlord, promptly upon request, a certificate (the "ESTOPPEL CERTIFICATE") certifying to Landlord and/or any then current or proposed Mortgagee, ground lessor

("GROUND LESSOR") or purchaser of all or any part of the Property
("PROSPECTIVE PURCHASER") the following:

          (a) that Tenant has accepted possession of the Premises (or, if Tenant has not done so, that Tenant has not accepted possession of the Premises, and specifying the reasons therefor);

          (b) the Commencement Date, the date payment of Base Rent and Additional Rent began or is scheduled to begin, including any periods of free or deferred Base Rent or Additional Rent ("RENT COMMENCEMENT DATE"), and Lease Term;

          (c) whether there are then existing any Events of Default by Landlord in the performance of its obligations under this Lease (and, if so, specifying the same);

          (d) that this Lease is unmodified and in full force an effect (or, if there have been modifications, that this Lease is in full force and effect as modified, stating the date and nature of each modification);

          (e) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of the Tenant;

          (f) the date, if any, to which Base Rent and Additional Rent due under this Lease has been paid;

          (g) that no notice has been received by Tenant of any Event of Default which has not been cured, except as to any Event of Default specified in the certificate;

          (h) that Tenant's rights under this Lease are subordinated in the manner described in this Lease; and

          (i) such other matters as Landlord, the Mortgagee, Ground Lessor or Prospective Purchaser may reasonably request.

Any such Estoppel Certificate may be relied upon by Landlord, as well as any Prospective Purchaser, Mortgagee or Ground Lessor. Failure by Tenant to deliver such certificate shall be an Event of Default under this Lease, and Tenant shall be liable to Landlord for, among other things, any damages suffered by Landlord, including any profits or other benefits from the sale, ground leasing or financing of the Property, or any interest therein, which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such Estoppel Certificate.

          21.2 FINANCIAL STATEMENTS. Upon request by Landlord, Tenant shall deliver to Landlord a copy of Tenant's financial statements (including at least a year end balance sheet and a statement of profit and loss) for each of the three (3) most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. Provided Tenant notifies Landlord in writing, Landlord shall: (i) keep such financial information confidential except for disclosure to Mortgagee, and
(ii) advise Mortgagee of the nature of such confidentiality as indicated by Tenant in writing.

22.       NOTICES.

          Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Notices delivered personally shall be effective immediately upon receipt (or refusal of delivery or receipt); notices sent by independent messenger or courier service will be effective one (1) day after acceptance by the independent service for delivery; notices sent by mail in accordance with this Section shall be effective two (2) days after mailing. Either party may change its address for notices hereunder by a notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.       ATTORNEYS' FEES.

          23.1 DISPUTES BETWEEN LANDLORD AND TENANT. In the event of any litigation or arbitration regarding any rights and obligations under this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The "prevailing party" shall mean the party receiving substantially the relief desired, whether by settlement, dismissal, summary or otherwise.

          23.2 OTHER LITIGATION. If Landlord, without fault on Landlord's part, is made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any Transferee or other occupant of the Premises or otherwise arising out of or resulting from any act or transaction of Tenant or of any such Transferee or occupant, Tenant shall hold Landlord harmless from any judgment rendered against Landlord or the Property or any part thereof, and reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

24.       QUIET POSSESSION.

          Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to all of the terms of this Lease, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25.       SECURITY MEASURES.

          Landlord may, but shall be under no obligation to implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to unreasonably inconvenience tenants of the Building. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

26.       FORCE MAJEURE.

          If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, war, insurrection, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27.       RULES AND REGULATIONS.

          Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as EXHIBIT D to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "BUILDING RULES"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28.       LANDLORD'S LIABILITY.

          The term "LANDLORD" as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners, members or agents or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.       CONSENTS AND APPROVALS.

          29.1 DETERMINATION IN GOOD FAITH. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not be entitled to monetary damages or to terminate this Lease for such failure.

          29.2 NO LIABILITY IMPOSED ON LANDLORD. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use, any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30.       BROKERS.

          Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "BROKER") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord, harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord, asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives. In the event Tenant shall engage any broker, agent, consultant, finder or representative to represent its interests or to negotiate on its behalf with respect to any renewal, expansion or other modification of this Lease, or the leasehold created thereby, then Tenant shall be solely responsible for the payment of any fees, commissions or other consideration charged by such broker, agent, consultant, finder or representative with respect to such renewal, expansion or modification.

31.       RELOCATION OF PREMISES.

32.       ENTIRE AGREEMENT.

          This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral. Neither Landlord nor Landlord's Representatives have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

33.       PARKING RULES

          Tenant shall have the right to use the Parking Facility underneath, if Tenant is paying Parking Rent for underneath parking, and outside the Building in common with other tenants of the Building. Tenant's Parking Facility shall be on and subject to the terms and conditions set forth in the Parking Rules and Regulations attached as EXHIBIT E (the "PARKING RULES"). Landlord shall have the right in its sole discretion, upon thirty (30) days prior written notice to Tenant, to reassign any parking stalls or spaces previously assigned to Tenant.

34.       GENERAL

          34.1 CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          34.2 EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

          34.3 TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

          34.4 SEVERABILITY. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          34.5 CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          34.6 GENDER; SINGULAR; PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

          34.7 BINDING EFFECT. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

          34.8 WAIVER. The waiver by Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.

          34.9 EXHIBITS. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

35.       AUTHORITY.

          If Tenant is a corporation, partnership, limited liability company or other form of entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

          IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the Lease Date set forth in the Basic Lease Information.

LANDLORD:                                  TENANT:

WATERFRONT TOWER PARTNERS, L.P.,           SERENA SOFTWARE INTERNATIONAL, INC.,
A California limited partnership,          A California corporation,

By: Peninsula Office Management, Inc.,     By: /s/ Richard A. Doerr
   a California corporation, General           --------------------
   Partner                                 Its: CEO; President




By:  /s/ Angelo Orphan
    -------------------------------
    Angelo Orphan, President

THIS OFFER AS REPRESENTED BY THE LEASE STATED HEREIN SHALL EXPIRE ON JUNE 9, 1998 IF IT IS NOT EXECUTED BY BOTH THE LANDLORD AND TENANT AND RECEIVED BY LANDLORD ON JUNE 10, 1998. UPON EXPIRATION THE TWO PARTIES SHALL HAVE NO OBLIGATIONS TO EACH OTHER REGARDING THIS LEASE.

DATE OF EXECUTION OF THIS LEASE BY LANDLORD: 6/9/98
                                             ------

DATE OF EXECUTION OF THIS LEASE BY TENANT: 1998/06/09
                                           ----------

                                     EXHIBIT A
                                     ---------

                                     PREMISES*

                                                         Third Floor: 3,360 rsf
                                                           Highlighted in Black
                                                                        Outline
                                                            *Formerly Leased to
                                                                Sarrus Software

                                  [IMAGES OMITTED]

                                     EXHIBIT B
                                     ---------

                                 CONSTRUCTION RIDER

INTENTIONALLY OMITTED, PAGES 38-41 (NOT APPLICABLE)

                                     EXHIBIT C
                                     ---------

                            COMMENCEMENT DATE MEMORANDUM

LANDLORD: Waterfront Tower Partners, L.P.

TENANT:   SERENA Software International, Inc.

LEASE DATE:    May 18, 1998
               ------------

PREMISES: 500 Airport Boulevard, Suite 300
                                       ---
               Burlingame, CA 94010

          Pursuant to Section 2.1 of the above-referenced Lease, the Commencement Date is hereby established as JUNE 8, 1998.
                                           -------------

LANDLORD:                                TENANT:

WATERFRONT TOWER PARTNERS, L.P.,         SERENA SOFTWARE INTERNATIONAL, INC.,
A California limited partnership,        a California corporation,

                                              /s/ Signature Illegible
By: Peninsula Office Management, Inc.,   By: -----------------------------
    a California corporation, General    Its: CEO & President
    Partner



By: /s/ Signature Illegible
    ----------------------------
    Angelo Orphan, President

                                    EXHIBIT C.1
                                    -----------

                  COMMENCEMENT DATE MEMORANDUM FOR EXPANSION SPACE

LANDLORD:      Waterfront Tower Partners, L.P.

TENANT:        SERENA Software International, Inc.

LEASE DATE:    ______________

PREMISES:      500 Airport Boulevard, Suite _____
               Burlingame, CA 94010

          Pursuant to Section 2.1 of the above-referenced Lease, the Commencement Date is hereby established as _________________.

LANDLORD:                                  TENANT:

WATERFRONT TOWER PARTNERS, L.P.,           SERENA SOFTWARE INTERNATIONAL, INC.,
A California limited partnership,          a California corporation,

By: Peninsula Office Management, Inc.,     By:
a California corporation, General              -------------------
Partner                                    Its:
                                               -------------------

By: ---------------------                  By:
Angelo Orphan, President                       -------------------
                                           Its:
                                               -------------------

                                        42a

                                     EXHIBIT D
                                     ---------

                                   BUILDING RULES

          The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

          1. USE OF COMMON AREAS. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("COMMON AREAS"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

          2. NO ACCESS TO ROOF. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

          3. SIGNAGE. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

          4. PROHIBITED USES. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

          5. JANITORIAL SERVICES. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

          6. KEYS AND LOCKS. Landlord will furnish Tenant, free of charge, two (2) keys to each door or lock in the Premises and may provide an access code for each employee of Tenant for after hours access to the Building. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

          7. FREIGHT. Upon not less than twenty-four (24) hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. In addition, Landlord may require Tenant to cover carpets and wall coverings to prevent damage, injuries or scuff marks. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

          8. NUISANCES AND DANGEROUS SUBSTANCES. Tenant will not conduct itself, or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's Property Managers. Landlord reserves the right to exclude or expel from the Building or the Project any person who, in Landlord's sole judgment, is intoxicated or under the influence of drugs or other substances or who is in violation of any of the Building Rules. Tenant will not install or operate any phonograph, radio receiver, musical instrument or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

          9. SMOKING PROHIBITION. In accordance with applicable law and ordinances, no person, including Tenant, Tenant's Representatives or Visitors, shall be permitted to smoke anywhere in the Premises or in the Building. Landlord may designate an area in the Common Areas of the Project outside of the Building where smoking may be permitted, and all smoking shall only be done in such designated areas in accordance with directions issued from time to time by Landlord.

          10. BUILDING NAME AND ADDRESS. Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

          11. BUILDING DIRECTORY. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

          12. WINDOW COVERINGS. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord. Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

          13. FLOOR COVERINGS. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant, its Representatives, or contractors.

          14. WIRING AND CABLING INSTALLATIONS. Landlord will direct Tenant's electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

          15. OFFICE CLOSING PROCEDURES. Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

          16. PLUMBING FACILITIES. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant shall be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its Representative or Visitors.

          17. USE OF HAND TRUCKS. Tenant will not use or permit to be used in the Premises or in the

Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

          18. REFUSE. Tenant shall store all of Tenant's trash and garbage within the Premises or in other facilities designated by Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Burlingame without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

          19. SOLICITING. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

          20. PARKING. Tenant will use, and cause Tenant's Representatives and Visitors to use, the parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility and in accordance with the Parking Rules and Regulations attached as EXHIBIT E to the Lease. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of noncompliance with such Parking Rules.

          21. FIRE, SECURITY AND SAFETY REGULATIONS. Tenant shall comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

          22. RESPONSIBILITY FOR THEFT. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

          23. SALES AND AUCTIONS. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere on or in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

          24. DEFACING OF WALLS. Tenant and Tenant's Representative shall not mark, drive nails, screw or drill into the partitions, plasterboard, woodwork or plaster of the interior walls or in any way deface the Premises or any part thereof except in accordance with the terms and conditions of the Lease regarding Alterations. Tenant shall repair any damage resulting from noncompliance with this Rule.

          25. WAIVER OF RULES. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants or prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

          26. EFFECT ON LEASE. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. In the event of any conflict between the terms and conditions of the Lease and these Building Rules, the terms and conditions of the Lease shall control. Violation of these Building Rules shall constitute an Event of Default under the Lease.

          27. NON-DISCRIMINATORY ENFORCEMENT. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

          28. ADDITIONAL AND AMENDED RULES. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                   EXHIBIT E
                                   ---------

                         PARKING RULES AND REGULATIONS

          The following rules and regulations (the "PARKING RULES") shall govern use of the Parking Facility which is under, outside and appurtenant to the Building:

          1. PARKING AREAS. Tenant shall not park or permit the parking of any vehicle under its control in any parking space or spaces designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking area other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by or provided to Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to monthly parking spaces requiring the payment of Parking Rent shall, at Landlord's option, be by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord.

          2. PARKING IDENTIFICATION. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the Parking Facility shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

          3. OVERNIGHT PARKING AND STORAGE. No overnight or extended term storage of vehicles shall be permitted.

          4. PARKING STALLS. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

          5. DIRECTIONAL SIGNS. All directional signs and arrows must be observed.

          6. SPEED LIMIT. The speed limit within all parking areas shall be five (5) miles per hour.

          7.   PROHIBITED PARKING. Parking is prohibited:

               (a)  in areas not striped for parking;
               (b)  in aisles;
               (c)  where "no parking" signs are posted;
               (d)  on ramps;
               (e)  in cross hatched areas; and
               (f)  in such other areas as may be designated by Landlord.

          8. LANDLORD NOT RESPONSIBLE. Every operator of vehicle is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the owner thereof.

          9. LOSS OR THEFT. Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the holder at that time. Landlord has the right to exclude any car from the Parking Facility that does not have an identification device.

          10. CLEANING OF VEHICLES PROHIBITED. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

          11. LANDLORD'S RIGHT TO CHANGE RULES. Landlord reserves the right to modify or change these Parking Rules and/or adopt such other reasonable and non-disciplinary rules and regulations for the Parking Facility as it deems necessary for the operation of the Parking Facility. Landlord may refuse to permit any person who violates these Parking Rules to park in the Parking Facility, and any violation of the Parking Rules shall subject the vehicle to removal.

          12. PARKING CHARGES - RIGHT RESERVED. Landlord reserves the right to charge for parking in the Parking Facility on a non-discriminatory basis.

                                    EXHIBIT F
                                    ---------

                            ADDITIONAL PROVISIONS RIDER

36.       OPTION FOR EXTENSION (RENEWAL) OF LEASE TERM.

Tenant shall have the option ("OPTION") to extend the Lease Term for one (1) period of 60 months (the "EXTENSION TERM"), which Option shall be exercised (if at all) by written notice to Landlord of such exercise (the "EXTENSION NOTICE") given no earlier than Three Hundred Sixty (360) days prior to the date on which the Extension Term would commence (the "EXTENSION COMMENCEMENT DATE") and no later than Two Hundred Seventy (270) days prior to the Extension Commencement Date. No Extension Notice shall, however, be of any force and effect, and Tenant shall have no right to extend the Lease Term for the subject Extension Term, if: (a) Tenant has not already given timely, effective Extension Notice with respect to the Extension Term or (b) either on the date of giving of the Extension Notice, or on what would be the applicable Extension Commencement Date, Tenant is in default under this Lease, or there exists a set of facts or circumstances which subject to the giving of notice, would constitute an Event of Default by Tenant under the Lease.

No later than thirty (30) days after Landlord's receipt of the Extension Notice, the Landlord shall give written notice to the Tenant ("RENT NOTICE") that the Fair Market Value for the Base Rent during the Extension Term ("FAIR MARKET RENT"), at Landlord's option, shall be fair market rent as determined by the Landlord on the applicable Extension Commencement Date for comparable space to the Premises in the Building or in other comparable office buildings located in the vicinity of the Premises, adjusting to account for floor level, the proposed term of lease, the extent of services provided (or to be provided), the time the particular rent under consideration became (or is to become) effective, provisions for future rent increases; whether (and to what extent) any part of the operating insurance, taxes, and other costs are paid by the Tenant, and any similar relevant terms and conditions.

If Tenant disputes Landlord's Fair Market Rent for the Extension Term, it shall give Landlord written notice of such dispute no later than thirty (30) days after the Landlord has sent the Rent Notice to the Tenant. In the event that Tenant does not give such written notice within such stated time, Tenant shall be deemed to have conclusively accepted and approved Landlord's Fair Market Rent, and thereafter Tenant shall immediately execute a Memorandum which may be requested by Landlord to affirm the Base Rent for the Extension Term.

If the Landlord and Tenant cannot agree on the Fair Market Value for the Base Rent of the Extension Term by no later than one hundred twenty (120) days prior to the Extension Commencement Date, then the Fair Market Rent shall be determined by appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, real estate appraiser(s), all of whom shall be members of the American Institute of Real Estate Appraisers and who have at least five (5) year of experience in appraising office space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:

(i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "NOTIFYING PARTY"). Within ten (10) days following the Notifying Party's's appraisal demand, the other party (the "NON-NOTIFYING PARTY") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualifications of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party's shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser within fifteen (15) days after the selection of the second appraiser. If two appraisers fail to select a third qualified appraiser within such time period, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

(ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

(iii) If multiple appraisers are selected, the appraisers shall meet not later than (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the Extension Commencement Date by the agreement of at least two (2) of the appraisers.

(iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraiser, forthwith notifying both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average ("AVERAGE"). The Average shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

(v) The appraisers' determination of Fair Market Rent shall be based on rental of space of comparable age, construction, size and location as the Premises with any comparable tenant improvement installed therein, if any, at Landlord's expense and shall take into account Tenant's obligation to pay Additional Rent under this Lease.

(vi) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses related to the third appraiser.

If the herein stated procedures have not determined the Fair Market Rent by the Extension Commencement Date, Tenant shall commence paying Base Rent on such date in accordance with the Rent Notice, and shall continue paying such Base Rent until the Fair Market Rent is so determined, at which time an appropriate adjustment shall be made between the Landlord and Tenant to reflect any difference between the Fair Market Rent as determined by the herein procedures and the amount which Tenant has theretofore paid.

All other terms and conditions contained in the Lease shall remain in full force and effect and shall apply during the Extension Term.

During the Extension Term, the Base Year shall mean the calendar year of the Extension Commencement Date.

37.       EXPANSION SPACE.

After the execution date ("EXECUTION DATE") of this Lease as stated on the signature page of this Lease, on any office rentable area in the Building which is not leased to Tenant, and which at Landlord's discretion becomes available to offer for re-leasing to prospective tenants in the marketplace, ("EXPANSION SPACE") within the first forty-eight months after the Execution Date, Landlord shall first offer such Expansion Space to Tenant on the following terms and conditions:

          (a) in the event that the Expansion Space is available as defined herein, Landlord shall make with written notice to Tenant up to four (4) first offers with no more than five thousand (5,000) rentable office square feet per offer for each consecutive twelve (12) month period after the Execution Date, or up to a total of twenty thousand (20,000) square feet of Expansion Space over a total of four (4) consecutive twelve month periods;

          (b) the first twelve month period shall commence on the first day after the Execution Date and end three hundred and sixty-five (365) days after the Execution Date, and each successive twelve month period shall commence on the first day following the last day of the immediately previous twelve month period;

          (c) in the event that such Expansion Space is not available in any twelve period, then Landlord shall have absolutely no obligation to make such offer to lease any Expansion Space to Tenant; and such offer for the related twelve month period in which the offer was made shall automatically expire;

          (d) in the event that Tenant accepts a first offer from the Landlord to lease Expansion Space, then Tenant at Landlord's request with written notice to Tenant shall properly and promptly execute and deliver within five (5) business days after Landlord has provided such notice a new lease form and/or Basic Lease Information and Commencement Date Memorandum for Expansion Space;

          (e) such new lease form, Basic Lease Information, and Commencement Date Memorandum for Expansion Space shall be the same as and contain all the same provisions of this Lease (Tenant's Lease for the 3,360 rsf in the Building) except that it shall exclude only Sections 37. and 38. of this Lease except for those specific terms of Section 37. which are included or required to fully and accurately complete the Basic Lease Information and Commencement Date Memorandum for the Expansion Space in the new lease related to the each separate offer which has been accepted by Tenant, inclusive of the Commencement Date for the Expansion Space shall be the second day after Tenant has given written notice of its acceptance of Landlord's offer;

          (f) Landlord's offers accepted by Tenant which result in total Expansion Space of up to first ten thousand (10,000) square feet leased to Tenant shall have an Expiration Date of December 31, 2003, and Landlord's offers accepted by Tenant which shall result in Expansion Space of up to the second or next ten thousand (10,000) square feet shall have an Expiration Date of December 31, 2004.;

          (g) The additional Base Rent for the first twelve (12) months on the Expansion Space for each offer accepted by Tenant as provided above shall be the Rental Rate which is in effect under the Lease (Tenant's Lease for 3,360 rentable square feet in the Building) at the time Tenant accepts, as provided herein, the Landlord's offer to lease the Expansion Space, and then the Rental Rate for the Expansion Space on such accepted offer shall be increased by $0.10 per rsf/month for the next twelve months and after every 12 months during the lease term of the Expansion Space;

          (h) Upon Tenant's acceptance of each offer, it shall deposit with Landlord a Security Deposit equal to the sum of the last month's rent under the lease term for the related Expansion Space;

          (i) In the event Tenant declines to accept a Landlord's first offer during a twelve month period to lease Expansion Space to Tenant, Tenant shall have no rights to lease such Expansion Space and Landlord shall have no obligation to make a second offer to lease the same Expansion Space to Tenant. However, Landlord may, in its sole discretion, make a second offer to lease the same Expansion Space as specified in the first offer to Tenant under the same terms and conditions as provided in the first offer and as provided in SECTION 37. of this Lease, and in the event that Tenant accepts such second offer, then the same terms and conditions of this SECTION 37. which are applicable to the first offer shall also be entirely applicable to such second offer.

          (j) Within fifteen (15) calendar days during any twelve month period after Landlord has given notice to Tenant of Landlord's offer to lease the Expansion Space to Tenant, Tenant shall give written notice to Landlord that it will has either accept or decline such offer. In the event that Tenant fails to give such written notice to Landlord, such offer shall automatically expire at the end of the above fifteen (15) calendar day period. Upon Tenant's declination of such offer or upon the automatic expiration of such offer, such offer shall forever expire with Tenant having no right to lease such Expansion Space made under the related offer.

          (k)  The Commencement Date for each Expansion Space shall be two
(2) days after Tenant has given written notice to Landlord of Tenant's acceptance of Landlord's offer to lease Expansion Space to Tenant.

          (l) Provided Tenant's "Report on Audited Consolidated Financial Statements" (prepared by its accountant, Coopers & Lybrand, LLP, or comparable firm) for the fiscal year ending on same calendar year of Tenant's acceptance of a first offer, or in the event there is a change from a fiscal year to a calendar year for such report, then such report for the calendar year immediately prior to the calendar year of Tenant's acceptance of a first offer shall show at least Ten Million Dollars ($10,000,000) in income from operations before provision for income taxes (Landlord at its sole discretion may waive this condition).

          (m) Provided Tenant is not in default under any lease between Landlord and Tenant, or there exists no set of facts or circumstances which subject to the giving of notice, would constitute an Event of Default by Tenant under any lease between Landlord and Tenant.

(For example, during the first 12 month period after the Execution Date if Landlord makes in writing a first offer on, say, May 1, 1999 to lease Expansion Space of 3,500 rentable square feet to Tenant and Tenant accepts in writing such offer on, say, May 12, 1999, the lease for such Expansion Space shall include the following terms: Expiration Date shall be December 31, 2003; Commencement Date shall be May 14, 1999; Base Rent shall be $2.90/rsf*/month in first 12 months, $3.00/rsf/month in second 12 months, $3.10/rsf/month in the third 12 months, and $0.10/rsf/month increase after every 12 months during the lease term for the 3,500 square foot Expansion Space. During the second 12 month twelve month period after the Execution Date, if Landlord makes in writing a second offer on, say, April 17, 2000 to lease Expansion Space of 5,000 rentable square feet to Tenant and Tenant accepts in writing such second offer on, say, April 20, 2000, the lease for such Expansion Space shall include the following terms:
Expiration Date shall be December 31, 2003; Commencement Date shall be April 22, 2000; Base Rent shall be $3.00/rsf*/month in the first 12 months, $3.10/rsf/month in the second 12 months, $3.20/rsf/month in the third 12 months, and $0.10/rsf/month increase after every 12 months during the lease term for 5,000 square foot Expansion Space. During the third 12 month period after the Execution Date, if Landlord makes no third first offer to lease Expansion Space to Tenant as no Expansion Space is available, then Landlord shall have no be obligation to make such third offer in the future and there shall be only one first offer remaining for the Landlord to offer Expansion Space to Tenant.)

*rentable square feet as defined in the Lease, beginning Rental Rate based on Rental Rate in effect at such time on Tenant's Lease for 3,360 rentable square feet in the Building.

38.       VALIDITY OF THE LEASE.

This lease is valid only upon the execution by Landlord and Tenant of Exhibit G, that certain FOURTH AMENDMENT to that certain Lease dated August 15, 1994 along with its Addendum, Second Addendum, First Amendment, Second Amendment, and Third Amendment.

39.       MODIFICATIONS.

1. At the top of page 12, at the end of Section 5.2(e), insert the following language:

          "(f) LANDLORD'S INDEMNIFICATION. Landlord agrees to indemnify, defend and hold harmless Tenant and its affiliates from claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts, and consultants' fees and costs, incurred at any time and arising from or in connection with Landlord's failure to comply in full with all Environmental Requirements solely within Landlord's direct control for compliance with respect to the Premises."

2. Notwithstanding anything to the contrary in the Lease, the following language is added as it relates to "Section 6. Alternations" in the
Lease:

          "(a) In the event that Landlord does not notify Tenant in writing of Landlord's approval or disapproval of Tenant's proposed Alternations within fifteen (15) days following Tenant's submission to the Landlord of:
(i) the necessary information on the Alternations and, (ii) such Tenant request for such approval or disapproval, then the Landlord shall be deemed to have approved such proposed Alternations.

          (b) For any Alternations made or to be made by Tenant or parties engaged by the Tenant after June 8, 1998, upon Tenant's written request to the Landlord, Landlord shall advise Tenant in writing whether it shall require Tenant to remove such Alternations at the Expiration Date of the Lease.

          (c) Except for Alternations which when removed by Tenant will cause structural injury to the Property, at any time Tenant may remove its Trade Fixtures from the Premises, provided Tenant shall expeditiously repair at its own expense and pay for all costs related to all damage from the removal of any Alternations which caused such structural injury.

          (d) Landlord shall have no lien or other interest whatsoever in any item of Tenant's Trade Fixtures, or any portion thereof or interest therein located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests, except in the Event of Default. Within ten (10) days following Tenant's written request to Landlord, Landlord shall execute documents in a form reasonably acceptable to both parties to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Trade Fixtures located in the Premises.

3. On page 31, at the end of "Section 23.2. OTHER LITIGATION", insert the following language:

          If Tenant, without fault on Tenant's part, is made a party to any litigation instituted by Landlord or by any third party against Landlord, or by or against any Transferee or other occupant of the Premises or otherwise arising out of or resulting from any act or transaction of Landlord or of any such Transferee or occupant, Landlord shall hold Tenant harmless from any judgment rendered against Tenant, and reimburse Tenant upon demand for all costs and expenses, including reasonable attorneys' fees, incurred by Tenant in or in connection with such litigation.

40.       TENANT REPRESENTATION REGARDING ALTERNATIONS.

          Tenant represents that: (i) Tenant has secured the Landlord's consent, where Landlord's consent is required under that certain lease dated August 15, 1994 between the Landlord and Tenant, for all Alterations made to the Premises up to June 7, 1998 by Tenant or by parties engaged by the Tenant, (ii) between August 15, 1994 and June 7, 1998 Tenant has engaged contractor(s) designated by Landlord to construct all Alterations to the Premises as defined in such lease dated August 15, 1994, and (iii) all such Alternations have been made in full compliance with the terms and provisions of such lease dated August 15, 1994. Landlord shall not require Tenant to remove such Alterations as provided in this Section 40. upon the Expiration Date of the Lease.

                                       54a

                                     EXHIBIT G
                                     ---------

                          FOURTH AMENDMENT to that certain

Lease dated August 15, 1994 along with its Addendum, Second Addendum, First Amendment, Second Amendment, and Third Amendment (herein collectively the "LEASE") between Waterfront Tower Partners, L.P., a California limited partnership, Landlord, and SERENA Software Consulting, Inc., a California corporation, Tenant.

NOW thereof:

The above referenced Lease, its Addendums and Amendments are reaffirmed by the Landlord and Tenant and thereto shall remain in full force and effect without any modifications except as herein set forth in this Fourth Amendment:

          1. The Expiration Date shall be extended from the original date of July 31, 2001 to December 31, 2001 for 13,878 rentable square feet of office, a portion of the Premises comprising of: a) 8,890 rentable square feet on the second floor on the westerly side of the Building as part of the Premises specified in the Lease, b) 4,546 rentable square feet on the third floor of the Building as part of the Premises specified in the Second Amendment to the Lease, and c) 442 rentable square feet on the third floor of the Building specified as part of the Premises in the Third Amendment to the Lease, all delineated in EXHIBIT H attached herein.

          2. Within sixty (60) days of an Expiration Date for the 13,878 rentable square feet in which Tenant is required on such Expiration Date to surrender the Premises to the Landlord in accordance with Section 19. of the new lease form, in the event there is a disagreement between the Landlord and Tenant on the floor layout of the rentable square feet of the Premises required to be surrendered by the Tenant to the Landlord, Landlord shall engage the services of an architect whose measurement of such floor layout required to be surrendered shall conclusively resolve such disagreement.

          3. The Expiration Date shall be extended from the original date of July 31, 2001 to December 31, 2002 for 8,442 rentable square feet, a portion of the Premises comprising of: a) 6,704 rentable square feet on the second floor on the easterly side of the Building as part of the Premises specified in the Lease and, b) 1,738 rentable square feet on the second floor of the Building specified as part of the Premises in the First Amendment to the Lease, all delineated in EXHIBIT H herein. In the event there is a disagreement between the Landlord and the Tenant on the floor layout of the rentable square feet to be included in the 8,442 rentable square feet, then such disagreement shall be resolved in the same manner as stipulated in condition "2." above.

          4. Tenant at Landlord's request with written notice to Tenant shall properly and promptly execute and deliver to Landlord, within five (5) business days after Landlord has provided such notice:

          (a) a new and separate lease form and/or Basic Lease Information form for the 13,878 rentable square feet of the Premises expiring on July 31, 2001, and;

          (b) a new and separate lease form and/or Basic Lease Information form for the 8,442 rentable square feet of the Premises expiring on July 31, 2001.

          5. Such lease form shall be the same as and contain all the terms and conditions of the lease which Tenant has executed for the 3,360 rentable square feet on third floor, except for only the following modifications to such new lease form:

               (a) The Monthly Rent shall be increased to $2.75 per rentable square foot per month or Thirty-Eight Thousand One Hundred Sixty-Four and 50/100 Dollars ($38,164.50) per month for five months from August 1, 2001 to the extended Expiration Date of the Lease of December 31, 2001 for the 13,878 rentable square feet of the Premises;

               (b) The Monthly Rent shall be increased to: (i) $2.75 per rentable square foot per month or Twenty-Three Thousand Two Hundred Fifteen and 50/100 Dollars ($23,215.50) per month for the first twelve months of from August 1, 2001 to July 31, 2002, and (ii) $2.85 per rentable square foot per month or Twenty-Four Thousand and Fifty-Nine and 70/100 Dollars ($24,059.70) per month for five months from August 1, 2002 to the extended Expiration Date of the Lease of December 31, 2002 for the 8,442 rentable square feet of the Premises;

               (c) On August 1, 2001, Tenant shall deposit with Landlord a Security Deposit which shall increase the Security Deposit to Thirty-Eight Thousand One Hundred Sixty-Four and 00/100 Dollars ($38,164.00) deducted by the Security Deposit prorated which Tenant has already deposit with Landlord related to the 13,878 rentable square feet of the Premises;

               (d) On August 1, 2001, Tenant shall deposit with Landlord a Security Deposit which shall increase the Security
                    Deposit to Twenty-Four Thousand Fifty-Nine and 00/100 Dollars ($24,059.00) deducted by the Security Deposit prorated which Tenant has already deposit with Landlord related to the 8,442 rentable square feet of the Premises;

               (e) In the new lease form for the 13,878 rentable square feet of the Premises; the Tenant's Share shall be 13.87%;

               (f) In the new lease form for 8,442 rentable square feet of the Premises, the Tenant's Share shall be 8.43%;

               (g) In the new lease form for both the 13,878 rentable square feet and 8,442 rentable square feet of the Premises, the Base Year shall 2000;

               (h) In the new lease form for the 13,878 rentable square feet, in Section 36., Option for Extension (Renewal) of Lease Term, on line three, "Three Hundred and Sixty (360) days" is replaced with "Two Hundred and Ten (210) days", and on line five of the same section, "Two Hundred and Seventy (270) days" is replaced with "One Hundred and Eighty (180) days".

          6. Section 36. of the new lease form shall supersede in its entirety the language in the old LEASE related to the option for the extension of the lease term, and in the event of any conflict between the two leases, Section 36. of the new lease form shall prevail.

          7. Such new lease form for the 13,878 rentable square feet and 8,442 rentable square feet of the Premises containing the herein terms and conditions which has been executed by Landlord and Tenant shall supersede in its entirety the LEASE as referenced above.

          8. This Fourth Amendment is conditional and shall become effective only upon the execution by the Landlord and Tenant of the May 18, 1998 lease for the 3,360 square feet of office rentable square feet in the Building.

LANDLORD:                                 TENANT:

WATERFRONT TOWER PARTNERS, L.P., A        SERENA SOFTWARE INTERNATIONAL, INC.,
California limited partnership,           a California corporation,

By: Peninsula Office Management, Inc.,  By: /s/ Richard A. Doerr
    a California corporation, General      -----------------------
    Partner                             Its: President and Chief Executive
                                             Officer
                                            -------------------------------
By: /s/ Angelo Orphan
    -----------------------
    Angelo Orphan, President

                                     EXHIBIT H
                                     ---------

                                     PREMISES

                            Schematic of leased property

          Third Floor: 4,546 rsf, Highlighted in Black Outline, Expiration Date of December 31, 2001

          Third Floor: 442rsf, Cross Hatched in Black, Expiration Date of December 31, 2001

                            Schematic of leased property

                            Schematic of leased property